Exhibit 99.1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Class A ordinary shares, par value $0.0001 per share, of M3-Brigade Acquisition V Corp. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
EXECUTED as of this 3rd day of June, 2025.

CHINH E. CHU

By:	/s/ Chinh E. Chu
Name:	Chinh E. Chu/Self

Date: 06/03/2025
CC CAPITAL GP, LLC

By:	/s/ Chinh E. Chu
Name:	Chinh E. Chu/Sole Member

Date: 06/03/2025
CC CAPITAL SP, LP

By:	/s/ Chinh E. Chu
Name:	Chinh E. Chu/Sole Member, CC Capital GP, LLC, its General Partner

Date: 06/03/2025
CC CAPITAL VENTURES, LLC

By:	/s/ Chinh E. Chu
Name:	Chinh E. Chu/President and Senior Managing Director

Date: 06/03/2025
CC M17 SPV, LLC

By:	/s/ Chinh E. Chu
Name:	Chinh E. Chu/President and Senior Managing Director

Date: 06/03/2025
M17 SPONSOR, LLC

By:	/s/ Chinh E. Chu
Name:	Chinh E. Chu/President and Senior Managing Director

Date: 06/03/2025